EXHIBIT 10.36


                            INDUSTRIAL COMPLEX LEASE
                                  (California)

            Industrial Complex:     PORT LA DISTRIBUTION CENTER

            Landlord:               PORT LA DISTRIBUTION CENTER II, L.P.

            Tenant:                 FMI INTERNATIONAL LLC

            Premises Address:       400 WESTMONT DRIVE

            Reference Date:         JULY 28, 2003

                                 INDEX TO LEASE

TITLE                                                                       PAGE

ARTICLE 1.    DEFINITIONS AND CERTAIN BASIC PROVISIONS ..................      1
ARTICLE 2.    GRANTING CLAUSE; LANDLORD REPRESENTATIONS .................      3
ARTICLE 3.    DELIVERY OF DEMISED PREMISES ..............................      4
ARTICLE 4.    RENT ......................................................      5
ARTICLE 5.    FINANCIAL STATEMENTS ......................................      7
ARTICLE 6.    TENANT'S RESPONSIBILITY FOR TAXES, OTHER REAL ESTATE
              CHARGES AND INSURANCE EXPENSES ............................      7
ARTICLE 7.    COMMON AREA ...............................................      8
ARTICLE 8.    LOADING DOCKS .............................................     11
ARTICLE 9.    USE AND CARE OF DEMISED PREMISES ..........................     12
ARTICLE 10.   MAINTENANCE AND REPAIR OF DEMISED PREMISES ................     12
ARTICLE 11.   ALTERATIONS ...............................................     13
ARTICLE 12.   LANDLORD'S RIGHT OF ACCESS ................................     15
ARTICLE 13.   SIGNS; STORE FRONTS .......................................     15
ARTICLE 14.   UTILITIES .................................................     16
ARTICLE 15.   INSURANCE COVERAGES .......................................     16
ARTICLE 16.   WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION .........     18
ARTICLE 17.   DAMAGES BY CASUALTY .......................................     19
ARTICLE 18.   EMINENT DOMAIN ............................................     20
ARTICLE 19.   ASSIGNMENT AND SUBLETTING .................................     21
ARTICLE 20.   SUBORDINATION; ATTORNMENT; ESTOPPELS ......................     23
ARTICLE 21.   TENANT'S INDEMNIFICATION ..................................     24
ARTICLE 22.   DEFAULT BY TENANT AND REMEDIES ............................     25
ARTICLE 23.   SUBORDINATION OF LANDLORD'S LIEN ..........................     30
ARTICLE 24.   HOLDING OVER ..............................................     30
ARTICLE 25.   NOTICES ...................................................     30
ARTICLE 26.   COMMISSIONS ...............................................     31
ARTICLE 27.   REGULATIONS ...............................................     31
ARTICLE 28.   HAZARDOUS MATERIALS .......................................     32
ARTICLE 29.   MISCELLANEOUS .............................................     35

EXHIBIT A     DEMISED PREMISES
EXHIBIT B     WORK LETTER
EXHIBIT C     TENANT CONSTRUCTION RULES AND REGULATIONS
EXHIBIT D     RENEWAL OPTION
EXHIBIT E     INTENTIONALLY OMITTED
EXHIBIT F     FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT G     TENANT ESTOPPEL FORM
EXHIBIT H     FORM OF COMMENCEMENT DATE MEMORANDUM
EXHIBIT I     FORM OF LETTER OF CREDIT

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                            INDUSTRIAL COMPLEX LEASE
                                  (California)

                                   ARTICLE 1.
                    DEFINITIONS AND CERTAIN BASIC PROVISIONS

      1.1 The following list sets out certain defined terms and certain financial and other information pertaining to this lease:

            (a) "Landlord": PORT LA DISTRIBUTION CENTER II, L.P., a California limited partnership.

            (b) Landlord's address: c/o SSR Realty Advisors, Inc., One California Street, Suite 1400, San Francisco, California 94111, Attention:
      Asset Management and Legal Department.

            (c) "Tenant": FMI INTERNATIONAL LLC, a Delaware limited liability company.

            (d) Tenant's address: 800 Federal Boulevard, Carteret, New Jersey 07008.

            (e) Tenant's trade name: Not applicable.

            (f) Tenant's guarantor: Not applicable.

            (g) "Managing Agent": Overton, Moore Properties

                "Leasing Broker": CB Richard Ellis, Inc.

            (h) "Industrial Complex": Landlord's property in the City of Los Angeles, County of Los Angeles, State of California, which property is commonly known as Port LA Distribution Center, consisting of a total of 1,821,005 square feet (Phase II, consisting of Building A and Building B, consists of 1,273,194 square feet in total, and Phase I, consisting of Building C and Building D, consists of 547,911 square feet in total).

            (i) "Demised Premises": The entirety of Building B of the Industrial Complex commonly known as 400 Westmont Drive, Los Angeles, California, sometimes referred to herein as the "Building", containing approximately 513,108 square feet in area (measured by calculating lengths and widths to the exterior of outside walls and being described or shown cross-hatched on the floor plan(s) attached hereto as EXHIBIT A. The Building is situated on approximately 20.58 acres of land. The parties agree to the foregoing measurements for all purposes of this lease.

            (j) "Commencement Date": The later to occur of: (i) January 1, 2004 or (ii) the date of Substantial Completion of Landlord's Work (as such terms are defined in EXHIBIT B attached hereto). The parties estimate that the Commencement Date will be on or about January 1, 2004, but the specific date shall be set forth in a Commencement Date Memorandum as provided in Section 3.3 below.

                "Expiration Date": the last day of the ninetieth (90th) full calendar month following the Commencement Date.

                "Rent Commencement Date": The 181st calendar day following the Commencement Date.

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            (k) Lease term: Commencing on the Commencement Date and continuing for ninety (90) months thereafter; provided that if the Commencement Date is a date other than the first day of a calendar month, the lease term shall be extended by the number of days remaining in the calendar month in which the Commencement Date occurs. See EXHIBIT D.

            (l) Minimum guaranteed rental: $246,291.84 per month, subject to
      Section 4.1 below.

            (m) Common Area (as defined in Section 7.1 below) maintenance charge: A minimum of $11,801.48 per month, payable in advance.

            (n) Prepaid rental: $295,550.20, being the minimum guaranteed rental and an estimate of the initial Common Area maintenance charge, initial impound payment for taxes and other real estate charges and initial impound payment for insurance, all as shown in Section 1.2 below, for the first month of the lease term following the Rent Commencement Date, such prepaid rental being due and payable upon execution of this lease by Tenant; provided, however, that if Tenant provides the Letter of Credit as permitted under Section 22.7 below to Landlord concurrently with Tenant's execution of this lease, then Tenant shall only be required to pay to Landlord prepaid rental in the amount of $49,258.36 upon execution of this lease by Tenant (which amount is an estimate of the initial Common Area maintenance charge, initial impound payment for taxes and other real estate charges and initial impound payment for insurance, all as shown in
      Section 1.2 below).

            (o) Security deposit: $500,000.00, such security deposit being due and payable upon execution of this lease by Tenant, which security deposit may be provided in the form of a Letter of Credit as provided in Section
      22.7 below.

            (p) Permitted use: General and administrative offices, warehouse and distribution of apparel and other general merchandise, storage of ocean containers, storage containers (provided that such ocean containers and storage containers are stored at all times on trailers and are not stored on the ground or stacked in violation of the zoning requirements applicable to the Industrial Complex) and tractor/trailers outside the Building in the fenced truck court designated for Tenant's use (as provided in Section 8.2 below) and related uses consistent with applicable law, and for no other purpose whatsoever.

            (q) Tenant's proportionate share of Building B: 100% (513,108/513,108 sq. ft.) ("Tenant's Building Proportionate Share"). Tenant's proportionate share of Phase II of the Industrial Complex: 40.30% (513,108/1,273,194 sq. ft.) ("Tenant's Phase II Proportionate Share"). Tenant's proportionate share of the Industrial Complex: 28.18% (513,108/1,821,005 sq. ft.) (Tenant's Industrial Complex Proportionate Share"). Tenant's Building Proportionate Share, Tenant's Phase II Proportionate Share and Tenant's Industrial Complex Proportionate Share shall each be adjusted, as necessary, from time to time to reflect any changes in the square footage of the Building, Phase II of the Industrial Complex, and/or the Industrial Complex.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      1.2 The following chart is provided as an estimate of Tenant's initial monthly payment broken down into its components. This chart, however, does not supersede the specific provisions contained elsewhere in this lease.

      Initial Minimum Guaranteed Rental
         (Sections 1.1(l) and 4.1)                                  $ 246,291.84

      Initial Common Area Maintenance Charge (as applicable to
      the Building, Phase II and the Industrial Complex)
         (Sections 1.1(m), 1.1(q) and 7.4)                          $  11,801.48

      Initial Impound Payment for Taxes and
      Other Real Estate Charges (as applicable to the
      Building and the Industrial Complex)
         (Article 6)                                                $  29,760.26

      Initial Impound Payment for Insurance (as applicable
      to the Building and the Industrial Complex)
         (Article 6)                                                $   7,696.62
                                                                    ------------
      Total Initial Monthly Payment                                 $ 295,550.20
                                                                    ============

                                   ARTICLE 2.
                    GRANTING CLAUSE; LANDLORD REPRESENTATIONS

      2.1 Landlord leases the Demised Premises to Tenant, and Tenant leases the Demised Premises from Landlord, upon all of the terms and conditions set forth in this lease.

      2.2 Landlord warrants and represents to Tenant that:

            (a) As of the Commencement Date, the Demised Premises together with the building systems (i.e., any plant, machinery, transformers, ducts, cables, wires and other equipment, facilities and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities for the Demised Premises) shall be in good condition.

            (b) The Demised Premises and each portion thereof occupied by Tenant shall be vacant, broom-clean and free of tenants on or before the earlier to occur of (i) the date that Tenant occupies all or such portion of the Demised Premises or (ii) the Commencement Date.

            (c) To Landlord's knowledge (as defined below), as of the Commencement Date, the Building and the Industrial Complex shall be in compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. Sec. 12101 ET SEQ.) and regulations and guidelines promulgated thereunder ("ADA"), and with all governmental requirements, including but not limited to fire sprinkler installation, radon and asbestos).

            (d) To Landlord's knowledge (as defined below), as of the date of this lease, all real estate taxes with respect to the Building and the Industrial Complex are current and paid, and Landlord has received no written notice from any taxing authority, that any special charges, impact fees or assessments have been levied, or are proposed to be levied, against the Building or the Industrial Complex.

            (e) As of the date of this lease, there is no pending, or, to Landlord's knowledge (as defined below), threatened action or proceeding that could result in a modification or termination of the zoning classification, ordinances, regulations or restrictions governing the uses of the Demised Premises. Landlord has received no notice, and has no knowledge (as defined below),

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      that the Demised Premises or Tenant's proposed use thereof as permitted by
      Section 1.1(p) above violates any applicable zoning ordinance, fire regulation, building code, health code, or other governmental ordinance, order or restriction.

            (f) As of the date of this lease, there is no pending or, to Landlord's knowledge (as defined below), threatened condemnation or similar proceeding affecting the Demised Premises, and Landlord has received no notice and has no knowledge (as defined below) of any facts or circumstances that might result in such a suit or other proceeding.

            (g) To Landlord's knowledge (as defined below), as of the date of this lease, there are no violations, breaches nor defaults under, nor any costs, expenses and charges that are unpaid and overdue under, the Third Amended and Restated Declaration of Protective Covenants made as of September 21, 2001, recorded September 24, 2001 as Instrument No. 011799593 in the Official Records of Los Angeles, California.

            (h) As of the date of this lease, occupants (including Tenant) of the Building have a right of access to and from Westmont Avenue.

      As used in this Section 2.2, the term "Landlord's knowledge" shall mean only the "current actual knowledge without inquiry" (defined below) of the following designee of SSR Realty Advisors, Inc. ("Advisor"): Robert H. Lewis, who is the individual currently employed by Advisor who is (i) responsible for overseeing the Industrial Complex and (ii) most likely to have knowledge of the matters described in Section 2.2 above. As used herein, the term "current actual knowledge without inquiry" shall mean only the actual, current, conscious, and not constructive, imputed or implied, knowledge of such designee. Such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this lease or any of Landlord's representations and warranties set forth above being or becoming untrue, inaccurate or incomplete in any respect.

      In the event that any of the representations and warranties set forth above are not true and correct as of the Commencement Date, Tenant may, after ten (10) days' notice to Landlord and, after thirty (30) days thereafter for Landlord to cure (or such longer cure period as may be reasonable under the circumstances, provided that Landlord commences such cure within such thirty
(30) day period and diligently prosecutes same to completion), pursue Tenant's remedies at law or equity, including, without limitation, the right to injunctive relief.

                                   ARTICLE 3.
                          DELIVERY OF DEMISED PREMISES

      3.1 Subject to Substantial Completion of Landlord's Work as more particularly set forth in EXHIBIT B attached to this lease, the Demised Premises are being leased "AS IS," vacant, free of tenants and in broom-clean condition with Tenant accepting all defects, if any; and, except as expressly set forth in this lease, Landlord makes no warranty of any kind, express or implied, with respect to the Demised Premises, the Loading Docks and the Truck Court (both as defined in Section 8.1 hereof) (without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Demised Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Section 3.1 is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Demised Premises, the Loading Docks and the Truck Court and to have qualified experts inspect the Demised Premises, the Loading Docks and the Truck Court prior to the execution of this lease.

      3.2 Notwithstanding anything to the contrary in this lease, Tenant shall have the right, immediately following full execution of this lease and prior to Substantial Completion of Landlord's Work, to enter the Demised Premises for the purpose of installing telephones, electronic communication and related equipment, data cables, racking and handling systems, fixtures, furniture and equipment and to phase its move-in into the Demised Premises (including delivery of product to the Demised Premises), provided that Tenant shall be solely responsible for any of such equipment, systems, fixtures, furniture,

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material and product and for any loss or damage thereto from any cause whatsoever, excluding only the gross negligence or willful misconduct of Landlord or Landlord's contractors. Such early access to the Demised Premises and such installation shall be permitted only to the extent that Landlord determines that such early access and installation activities will not materially delay Landlord's completion of Landlord's Work. Landlord and Tenant shall cooperate in the scheduling of Tenant's early access to the Demised Premises and of Tenant's installation activities in an attempt to maximize the benefits to Tenant of this paragraph without materially interfering with Landlord's completion of Landlord's Work. The provisions of Articles 15 and 16 below shall expressly apply during the period of any such early entry, and Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agent and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all applicable Regulations.

            If such early access or installation materially delays or materially interferes with Landlord's construction of Landlord's Work, Landlord shall give written notice to Tenant and if such material delay or interference continues for five (5) days thereafter, Landlord shall be entitled to reasonably limit Tenant's early access rights to that portion of the Demised Premises in which Landlord is then working. All work performed by Tenant shall be in compliance with EXHIBIT B and Article 11, shall be performed in a first-class manner, and shall be completed in accordance with applicable laws and ordinances.

      3.3 On or after the Commencement Date, within ten (10) days of either party's request, Tenant and Landlord shall execute a memorandum in the form attached hereto as EXHIBIT H setting forth the actual Commencement Date, Rent Commencement Date and Expiration Date.

                                   ARTICLE 4.
                                      RENT

      4.1 The minimum guaranteed rental shall be subject to cost-of-living increases proportionate to any increase in the "CPI" (as defined below), effective as of the first day of the thirty-first (31st) full calendar month and the first day of the sixty-first (61st) full calendar month following the Commencement Date of the term (as applicable, the "Adjustment Date"). The adjusted rental shall be obtained by multiplying the "Base Rental" (as defined below) by CPI-2 (as defined below) and dividing the product by CPI-1 (as defined below). In applying this formula for rental adjustment, the following definitions shall be used:

            (a) The "Base Rental" shall mean $246,291.84 per month with respect to the first adjustment, and shall mean the minimum guaranteed rental in effect during months 31-60 with respect to the second adjustment.

            (b) The term "Bureau" shall mean the U.S. Department of Labor, Bureau of Labor Statistics or any successor agency of the United States that shall issue the indexes or data referred to in subsection (c) below.

            (c) The term "CPI" shall mean the monthly indexes of the Consumer Price Index for All Urban Consumers, U.S. City Average (All items; 1982-84 = 100) issued by the Bureau.

            (d) The term "CPI-1" shall mean the CPI for the month which is three
      (3) months prior to the month in which the Commencement Date occurs.

            (e) The term "CPI-2" shall mean the higher of (i) CPI-1 or (ii) the CPI for the month which is three (3) months prior to the month in which the applicable Adjustment Date occurs.

In the event that (i) the Bureau ceases to use 1982-84 = 100 as the basis of calculation, or (ii) a substantial change is made in the number or character of "market basket" items used in determining the CPI, or (iii) the CPI shall be discontinued for any reason, Landlord shall designate (subject to Tenant's

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approval, which shall not be unreasonably withheld, delayed or conditioned) from indexes supplied by the Bureau an alternative index comparable to the CPI together with information which will make possible the conversion to the alternative index in computing the adjusted rental. If for any reason the Bureau does not furnish such an index and such information, the parties shall thereafter accept and use such other index or comparable statistics on the cost of living for the county in which the Demised Premises is located, as shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by Landlord
(but subject to reasonable approval by Tenant).

            Notwithstanding anything to the contrary, the CPI increase on the first Adjustment Date shall not be less than a three percent (3%) per year increase nor more than a seven percent (7%) per year increase on a cumulative basis (such that the increase on the first Adjustment Date shall not be less than seven and one-half percent (7.5%) nor more than seventeen and one-half percent (17.5%)).

            Notwithstanding anything to the contrary, the CPI increase on the second Adjustment Date shall not be less than a three percent (3%) per year increase nor more than a seven percent (7%) per year increase on a cumulative basis (such that the increase on the second Adjustment Date shall not be less than seven and one-half percent (7.5%) nor more than seventeen and one-half percent (17.5%)).

      4.2 Rental shall accrue from the Rent Commencement Date, and shall be payable to Landlord at the following address: Port LA Distribution Center II, L.P., c/o Overton, Moore Properties, 1125 West 190th Street, Gardena, California 90248, Attention: Timur Tecimer, or at such other address as Landlord shall so notify Tenant from time to time in writing.

      4.3 Tenant shall pay to Landlord minimum guaranteed rental in monthly installments in the amounts specified in Section 1.1(l) and Section 4.1 of this lease. The first such monthly installment of minimum guaranteed rental shall be due and payable on or before the Commencement Date as provided in Section 1.1(n) above, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the lease term following the Rent Commencement Date; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, in lieu of a full monthly installment of minimum guaranteed rental, there shall be due and payable on or before such date as minimum guaranteed rental for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Rent Commencement Date to the end of the calendar month during which the Rent Commencement Date shall fall bears to the total number of days in such month. Tenant agrees to pay to Landlord, if assessed by the jurisdiction in which the Industrial Complex is located, any sales, excise or other tax imposed, assessed or levied in connection with Tenant's payment of rents.

      4.4 It is understood that the minimum guaranteed rental is payable (in accordance with Sections 4.2 and 4.3 above) on or before the first day of each calendar month, without offset or deduction of any nature except as expressly provided in this lease. In the event any rental is not received for any reason whatsoever within five (5) business days after Tenant's receipt of Landlord's written notice that rental is past due, or if any rental payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord one of the following (the choice to be at the sole option of Landlord unless one of the choices is improper under applicable law, in which event the other alternative will automatically be deemed to have been selected): (a) a late charge in an amount equal to Five Thousand Five Hundred Dollars ($5,500.00), in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the rental then due at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the rental due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as additional rental under this lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand.

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      4.5 If Tenant fails in two (2) consecutive months to make minimum guaranteed rental payments within five (5) business days after Tenant's receipt of Landlord's written notice that such minimum guaranteed rental is past due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.4 above, as well as any other rights and remedies accruing pursuant to Article 22 below, or any other provision of this lease or at law), that minimum guaranteed rentals are to be paid thereafter by wire transfers initiated by Tenant to Landlord's account on or before the due date and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of minimum guaranteed rental as provided in this lease. Any acceptance of a minimum guaranteed rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

      4.6 Tenant shall pay when due any and all sales taxes levied, imposed or assessed by the United States of America, the State of California, or any political subdivision thereof or other taxing authority upon the minimum guaranteed rental, additional rent and all other sums payable hereunder.

                                   ARTICLE 5.
                              FINANCIAL STATEMENTS

      5.1 Tenant shall, within ten (10) business days of receipt of written request from Landlord from time to time (but not more frequently than semi-annually), furnish a true and accurate statement of its financial condition, certified by Tenant's Chief Financial Officer to be (i) true and correct in all material respects and (ii) prepared in accordance with generally accepted accounting principles, and in a form reasonably satisfactory to Landlord.

                                   ARTICLE 6.
                    TENANT'S RESPONSIBILITY FOR TAXES, OTHER
                   REAL ESTATE CHARGES AND INSURANCE EXPENSES

      6.1 Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises which taxes shall be paid when due and before any delinquency. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

      6.2 Tenant shall also be liable for Tenant's Industrial Complex Proportionate Share of all "real estate charges" (as defined below) and "insurance expenses" (as defined below) incurred during the lease term related to the Industrial Complex or Landlord's ownership of the Industrial Complex. Tenant's obligations under this Section 6.2 shall be prorated during any partial year (i.e., the first year and the last year of the lease term). "Real estate charges" shall include ad valorem taxes and any other taxes on the Industrial Complex, general and special assessments, parking surcharges, any tax or charge for governmental services (such as street maintenance or fire protection) which are paid by Landlord and are attributable to the transfer or transaction directly or indirectly represented by this lease, by any sublease or assignment hereunder or by other leases in the Industrial Complex or by any document to which Tenant is a party creating or transferring (or reflecting the creation or transfer of) any interest or an estate in the Demised Premises and any tax or charge which replaces or is in addition to any of such above-described "real estate charges"; real estate charges shall also include any fees, expenses or costs (including attorneys' fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or the tax rate but only to the extent that Landlord is successful in reducing any such taxes, assessments or charges. "Real estate charges" shall not be deemed to include sales tax payable by Tenant pursuant to Section 4.6 above, any franchise, estate, inheritance or general income tax, or any interest or penalties (except to the extent that such interest or penalties are caused by any late payment by Tenant). "Insurance expenses" shall include all premiums and other expenses incurred by Landlord for liability insurance and fire and extended coverage property insurance (plus whatever endorsements or special coverages which Landlord, in Landlord's sole but reasonable discretion, may consider

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appropriate), business interruption, and rent loss, earthquake and any other insurance policy which is carried by Landlord from time to time during the term of this lease insuring the Demised Premises, the Common Area, the Industrial Complex, or any improvements thereon.

      6.3 Landlord and Tenant shall attempt to obtain separate assessments for Tenant's obligations pursuant to Section 6.1 and, with respect to Section 6.2, for such of the "real estate charges" as are readily susceptible of separate assessment. To the extent of a separate assessment, Tenant agrees to pay such assessment before it becomes delinquent and to keep the Demised Premises free from any lien or attachment that may arise due to Tenant's acts or omissions; moreover, as to all periods of time during the lease term, this covenant of Tenant shall survive the termination of the lease for a period of twelve (12) months. With regard to the calendar year during which the lease term expires, Landlord at its option either may bill Tenant when the charges become payable or may charge Tenant an estimate of Tenant's pro rata share of whichever charges have been paid directly by Tenant (based upon information available for the current year plus, if current year information is not adequate in itself, information relating to the immediately preceding year).

      6.4 At such time as Landlord has reason to believe that at some time within the immediately succeeding twelve (12) month period Tenant will owe Landlord any amounts pursuant to one or more of the preceding sections of this
Article 6, Landlord may direct by written notice to Tenant that Tenant prepay monthly a pro rata portion of the prospective future payment (i.e., the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that minimum guaranteed rental is due.

      6.5 In the event that any payment due from Tenant to Landlord is not received for any reason whatsoever within five (5) business days after Tenant's receipt of Landlord's written notice that such payment is past due, or if any such payment is by check which is returned for insufficient funds, then in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously on any unpaid balance until paid.

                                    ARTICLE 7.
                                   COMMON AREA

      7.1 The term "Common Area" is defined for all purposes of this lease as that part of the Industrial Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Industrial Complex), parking areas, private streets and alleys, signs (including monument signs) landscaping, curbs, loading areas, perimeter walls, retaining walls, sidewalks, parkways, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Industrial Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Demised Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roofs of the buildings in the Industrial Complex are not literally part of the Common Area, they will be deemed to be so included for purposes of (x) Landlord's ability to prescribe rules and regulations regarding same, and (y) their inclusion for purposes of common area maintenance reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Industrial Complex; provided, however, that any such changes shall not unreasonably interfere with Tenant's use of the Loading Docks or the Truck Court, materially diminish the size of the Phase II parking lot or materially alter the general traffic pattern for Phase II of the Industrial Complex.

      Notwithstanding anything to the contrary contained in this Lease, Landlord covenants that none of the parking lot configuration, traffic patterns (both vehicular and pedestrian), rights to egress, rights to

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ingress, Truck Court, curbs, driveways and walkways at the Building or in Phase
II of the Industrial Complex shall be materially reconfigured, reconstructed, redirected, or altered without Tenant's prior written consent (not to be unreasonably withheld, delayed or conditioned). Landlord acknowledges that the covenants contained in this paragraph are among the material inducements to Tenant's entering into this lease, and that any material breach thereof by Landlord would be a material breach of this lease for which monetary damages would not be adequate. In recognition thereof, in the event of any such material breach, Tenant shall be entitled (after written notice to Landlord specifying the breach and if Landlord does not cure such breach within thirty (30) days thereafter, or such longer cure period as may be reasonable under the circumstances, provided that Landlord commences such cure within such thirty
(30) day period and diligently prosecutes the same to completion), to all rights and remedies available to it at law or in equity (including, without limitation, obtaining injunctive relief forever restraining such breach by Landlord) and to recover from Landlord all of Tenant's reasonable costs, expenses, and attorneys' fees actually incurred in connection with enforcing the covenants of Landlord contained in this paragraph.

      7.2 Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this lease, its subtenants, licensees and concessionaires, shall have the nonexclusive right to use the Common Area (excluding roofs of buildings in the Industrial Complex) as constituted from time to time, such use to be in common with Landlord, other tenants in the Industrial Complex and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord's ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

            (a) [Intentionally deleted.]

            (b) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

            (c) Landlord may temporarily close any part of the Common Area for such reasonable periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights; provided, however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's operations at the Demised Premises, including Tenant's use of the Loading Docks and the Truck Court.

            (d) With regard to the roofs of the buildings in the Industrial Complex, use of the roofs is reserved to Landlord, or with regard to any tenant demonstrating to Landlord's satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

      7.3 Landlord shall be responsible for the operation, management, repair, replacement and maintenance of the Common Area (including the roofs). Landlord shall keep the Common Area in good condition and repair and the expenditures therefor shall be in keeping with similar industrial centers within the same geographical area as the Industrial Complex. Landlord shall be the sole determinant of the type and amount of access control services to be provided, if any. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord for: (i) any unauthorized or criminal entry of third parties into the Demised Premises or Industrial Complex, (ii) any damage to persons or property, or (iii) any loss of property in and about the Demised Premises or Industrial Complex from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of access control services unless such claim arises from Landlord's gross negligence or willful misconduct.

      7.4 In addition to the rentals and other charges prescribed in this lease, Tenant shall pay to Landlord Tenant's applicable proportionate share (depending on whether the cost is applicable to the Building, Phase II or the entire Industrial Complex) of the cost of: (a) the operation and maintenance of the Common Area which may be incurred by Landlord in its discretion, including, among other costs, those for (i) lighting, (ii) painting, (iii) cleaning and trash removal, (iv) policing, (v) inspecting, (vi) repairing,

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

replacing, and, if there is an enclosed mall or promenade in the Industrial Complex, heating and cooling, (vii) striping of parking lots, (viii) fire sprinkler detection systems including fire alarms, and (ix) exterior pest and rodent control; (b) capital expenditures and expenses incurred by Landlord to:
(i) increase the operating efficiency of the Industrial Complex, (ii) to cause the Common Area to comply with applicable Regulations (as such term is defined in Section 27.1), but excluding any remediation, clean-up, monitoring or other requirements relating to compliance with any Environmental Law (as defined in Section 28.7 below) in connection with the environmental condition of the Industrial Complex as of the date of this lease, and (iii) improve, repair or replace the fire sprinkler and suppression and other life safety systems for the Common Area of the Industrial Complex, it being agreed that the cost of such capital expenditures and installation shall be amortized over the reasonable life of the capital expenditure, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles consistently applied; (c) a reasonable market rate management fee (not to exceed four percent (4%) of the gross revenues of the Industrial Complex) for the management of the Industrial Complex; (d) the cost of any insurance for which Landlord is not reimbursed; (e) although the roofs of the buildings in the Industrial Complex are not literally part of the Common Area, the cost of roof maintenance, repair and replacement to the extent not specifically allocated to Tenant under this lease nor to another tenant pursuant to its lease; and (f) rideshare program costs. Landlord has the right to establish as a reserve, such amounts as Landlord deems reasonable for: (x) exterior building paint and caulking, and (y) the maintenance, repair and restoration of the roofs, parking, and heating and air conditioning systems (to the extent not exclusively serving the Demised Premises) of the Industrial Complex. With regard to capital expenditures other than the capital expenditures contemplated by Section 7.4(b) above, the original investment in capital improvements, i.e., upon the initial construction of the Industrial Complex, shall not be included, and improvements and replacements, to the extent capitalized on Landlord's records, shall be included only to the extent of a reasonable depreciation or amortization (including interest accruals commensurate with Landlord's interest costs). Landlord shall reasonably and appropriately allocate the costs described herein to: (aa) the Building, (bb) Phase II of the Industrial Complex, or (cc) the Industrial Complex, and the Tenant's proportionate share of each shall be as set forth in Section 1.1(q) above.

      7.5 If this lease should commence on a date other than the first day of a calendar year or terminate on a date other than the last day of a calendar year, for that portion of the calendar year that falls within the term of this lease, Tenant's monthly reimbursement obligations under Section 7.4 shall be prorated based upon Landlord's projected expenses for the entire calendar year. Landlord may direct by written notice to Tenant that tenant prepay monthly, in advance, a pro rata portion of the estimated annual cost of operation and maintenance of the Common Area. Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that minimum guaranteed rental is due.

      7.6 In the event that any payment of additional rent due from Tenant to Landlord is not received for any reason whatsoever within five (5) business days after Tenant's receipt of Landlord's written notice that such payment is past due, or if any such payment is by check which is returned for insufficient funds, then, in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously on any unpaid balance until paid. Any delay or failure of Landlord in delivering any estimate or statement described in Section 7.4 or in computing or billing Tenant's proportionate share of the foregoing costs shall not constitute a waiver of Landlord's right to require an increase in rent as provided herein or in any way impair the continuing obligations of Tenant under this Section.

      7.7 Within one hundred twenty (120) days after the end of each calendar year (or portion thereof) during the lease term, or as soon as reasonably practicable thereafter, Landlord shall provide to Tenant a statement ("Annual Statement") showing, in reasonable detail, the Common Area maintenance charges, real estate charges and insurance expenses actually incurred by Landlord for the preceding calendar year (or portion thereof) and the computation of Tenant's proportionate shares thereof. If an Annual Statement shows that the estimated Common Area maintenance charges, real estate charges and insurance expenses paid by Tenant during the preceding calendar year exceeded Tenant's proportionate shares of the actual expenses incurred by Landlord, Landlord shall apply a credit for such overpayment to the rental amounts next due from Tenant (or, in the case of the final reconciliation following the expiration or earlier termination of this lease, deliver a check for such overpayment to Tenant with the final Annual Statement). If an Annual Statement shows that Tenant's proportionate shares of the actual expenses incurred by Landlord exceeded the estimated expenses paid by Tenant during the preceding calendar year, Tenant shall pay the difference to Landlord within ten (10) days after receipt of such Annual Statement. This Section 7.7 shall survive the expiration or earlier termination of the lease.

      7.8 Within ninety (90) days after receipt of any Annual Statement by Tenant, if Tenant disputes any charge reflected therein, Tenant shall have the right, after reasonable notice to Landlord and at reasonable times during business hours, to inspect and review Landlord's books, records, invoices and other evidence of the charges reflected in the Annual Statement at Landlord's offices in San Francisco or at the Managing Agent's office. Tenant may not employ any outside auditor to review Landlord's books who works on a contingency fee basis. Tenant's failure to dispute the amount of any charge reflected in such Annual Statement within such ninety (90) day period shall constitute Tenant's approval of the Annual Statement. If after such inspection, Tenant still disputes any charge, Tenant shall so notify Landlord with specificity, providing reasonable supportive documentation therefor; if Landlord and Tenant cannot resolve the matter between them within thirty (30) days, then a determination as to the proper amount shall be made by an independent certified public accountant mutually selected by Landlord and Tenant. The fees of such accountant shall be paid by Tenant; provided that if the accountant determines that Tenant's proportionate share of Common Area maintenance charges, real estate charges and insurance expenses in the aggregate has been overstated by more than five percent (5%), then Landlord shall pay the fees and costs of the accountant. Any adjustment to the Common Area maintenance charges, real estate charges or insurance expenses resulting from Tenant's dispute of Landlord's statement (either determined by Landlord and Tenant mutually or by the accountant) shall be paid by Tenant or refunded by Landlord (as applicable) within ten (10) days after the adjustment is determined. No review of Landlord's books or records may be conducted by or for Tenant at any time that Tenant is in default of any of the terms of this lease. This Section 7.8 shall survive the expiration or termination of the lease term.

                                   ARTICLE 8.
                                  LOADING DOCKS

      8.1 The parties acknowledge that the Demised Premises include the loading docks (the "Loading Docks") and the truck court (the "Truck Court") shown on EXHIBIT A. Landlord shall install, as part of Landlord's Work (as described in EXHIBIT B), an 8-foot high chain-link demising fence as shown on EXHIBIT A, subject to any necessary prior approval the City of Los Angeles. Subject to the provisions of this lease, and such reasonable rules and regulations as may be promulgated by Landlord from time to time (provided that such rules and regulations shall not unreasonably interfere with Tenant's use of the Loading Docks, the Truck Court and the Demised Premises as permitted under this lease), Tenant, its employees, agents, contractors, licensees, guests and invitees, may use the Loading Docks and the Truck Court for loading and access to and from the Demised Premises for the permitted use set forth in Section 1.1(p) above. Tenant's use of the Loading Docks shall be at its sole risk, and Landlord shall not be liable for any injury to any person or property, or for any loss or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever. Tenant shall have the right to have tractors, trailers (loaded and unloaded) and personal vehicles of Tenant's employees parked at the Loading Docks and in the Truck Court overnight, but Tenant shall not store any ocean containers, storage containers or intermodal cargo containers on the ground anywhere in the Industrial Complex or stack such containers anywhere in the Industrial Complex in violation of the zoning requirements applicable to the Industrial Complex. Tenant's employees may park their personal vehicles in the Industrial Complex parking lot adjacent to the Demised Premises overnight provided that such vehicles are moved on a daily basis and are not stored or abandoned on the Industrial Complex property.

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

                                   ARTICLE 9.
                        USE AND CARE OF DEMISED PREMISES

      9.1 The Demised Premises shall be used and occupied by Tenant solely for the permitted use specified in Section 1.1(p) above and for no other purpose. Tenant, in its manner of use of the Demised Premises, shall fully comply with all applicable zoning laws and ordinances. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses and other authorizations necessary to permit Tenant to use and occupy the Demised Premises for the permitted use. Without limiting the generality of the foregoing, and except as provided in Section 28.2 below, Tenant shall not use or store any gasoline or flammable or so called "Red Label" materials in or about the Demised Premises. All equipment used within the Demised Premises shall be subject to approval by Landlord's insurance carriers (which approval shall not be unreasonably withheld, delayed or conditioned) and shall be Underwriters Laboratory or Factory Mutual approved for the uses intended, evidence of which shall be furnished to Landlord upon request. Tenant shall not operate any machinery or equipment in the Demised Premises which, in Landlord's reasonable opinion, taking into account Tenant's permitted uses of the Demised Premises, shall cause any excessive noise, vibration, damage or disturbance to the other tenants in the Industrial Complex.

      9.2 Tenant shall take good care of the Demised Premises, the Loading Docks and the Truck Court and keep the same free from waste at all times. Tenant shall not overload the floors in the Demised Premises, nor deface or injure the Demised Premises, the Loading Docks or the Truck Court. Tenant shall keep the Demised Premises, the Loading Docks and the Truck Court and all sidewalks, serviceways and loading areas adjacent to the Demised Premises neat, clean and free from dirt, rubbish, ice or snow at all times. Tenant shall store all trash and garbage within the Demised Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pickup of such trash and garbage at Tenant's expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas reasonably prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Industrial Complex.

                                   ARTICLE 10.
                   MAINTENANCE AND REPAIR OF DEMISED PREMISES

      10.1 Landlord shall keep the foundation, the exterior walls (subject to reimbursement in accordance with Section 7.4 above, and further subject to any warrantied repairs, for which Tenant shall not be responsible) (except that Tenant shall be responsible for the repair, replacement and maintenance of plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; signs, placards, decorations or other advertising media of any type; and the painting or other treatment of the interior side of the exterior walls), skylights and roof (subject to reimbursement in accordance with Section 7.4 above, and further subject to any warrantied roof repairs, for which Tenant shall not be responsible) of the Demised Premises in good condition and repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant's installation of air conditioning equipment or any other roof penetration or placement by Tenant); and the provisions of the previous sentence are expressly recognized to be subject to the provisions of Article 17 and
Article 18 of this lease. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall have a reasonable time (not to exceed thirty (30) days unless such repairs cannot reasonably be completed within thirty (30) days in which case Landlord shall commence such repairs with such thirty (30) day period and thereafter diligently prosecute such repairs to completion) after receipt by Landlord of such written notice in which to make such repairs. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused due to any work performed in the Demised Premises or in the Industrial Complex pursuant to Landlord's rights and obligations under the Lease, so long as the work is performed without gross negligence or willful misconduct and provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant's operations at the Demised Premises.

      10.2 Tenant shall keep the Demised Premises and the Loading Docks in good, clean and habitable condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under the provisions of Section 10.1, Article 17 and Article 18. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities therein include the repair and replacement in accordance with all applicable Regulations (as defined in Section 27.1 below) of: (a) the non-structural portions of the floors and ceilings of the Demised Premises, (b) all heating, air conditioning and ventilating ("HVAC"), boilers, fire or unfired pressure vessels, standpipe and hose, lighting, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures, (c) all utility repairs in ducts, conduits, pipes and wiring, and (d) any sewer stoppage located in, under and above the Demised Premises, provided that the defect or other cause for repair or replacement is not the result of a defect in the original construction and build-out of the Demised Premises; provided, however, that as to the maintenance and repair of the HVAC equipment in the Demised Premises, Landlord shall have the option of contracting directly with an HVAC servicing company for all such work and charging Tenant for all reasonable costs thereof. If any repairs required to be made or commenced by Tenant hereunder are not made or commenced (and thereafter diligently prosecuted to completion) within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs and Tenant shall pay to Landlord upon demand, as additional rental hereunder, the cost of such repairs plus interest at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. On the Expiration Date, Tenant shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in Section 10.1, Article 17 and Article 18 of this lease.

      10.3 Tenant waives the right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code and all other laws now or hereafter in effect.

                                   ARTICLE 11.
                                   ALTERATIONS

      11.1 Other than Landlord's Work and Tenant's Work (as such terms are defined in EXHIBIT B attached hereto), Tenant shall not make any alterations, additions or improvements to the Demised Premises (collectively, the "Alterations") without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Demised Premises. Tenant shall furnish complete plans and specifications to Landlord at the time it requests Landlord's consent to any Alterations if the desired Alterations (i) will affect the Industrial Complex's mechanical, electrical, plumbing or life safety systems or services, or (ii) will affect any structural component of the Demised Premises or the Industrial Complex, or (iii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority, or (iv) will cost in excess of Twenty-Five Thousand Dollars ($25,000.00). Subsequent to obtaining Landlord's consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord's reasonable actual out-of-pocket costs (up to a maximum of five percent (5%) of the cost of such Alterations) incurred in connection with any Alterations, including, without limitation, all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant's plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alterations, such Alterations shall be made by Tenant at Tenant's sole cost and expense by a contractor approved in writing in advance by Landlord. Tenant shall give Landlord not less than ten
(10) days advance written notice of the commencement of Tenant's Alterations to enable Landlord to post and record notices of nonresponsibility. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Any construction, alteration, replacement, installation or removal undertaken by Tenant in connection with the Demised Premises shall, if required under this lease, be completed in accordance with plans and specifications which, if required under this lease, must be approved by Landlord, shall be carried out in a good, workmanlike and prompt manner and in accordance with the provisions of EXHIBIT C attached hereto, shall comply with all applicable Regulations of the authorities having jurisdiction thereof, and shall be subject to supervision by Landlord or its employees, agents or contractors. Without limiting the generality of the immediately preceding sentence, any installation or replacement of Tenant's HVAC equipment must be effected strictly in accordance with Landlord's instructions, the Clean Air Act and all other applicable Regulations. Without Landlord's prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Industrial Complex in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Industrial Complex in order to comply with any applicable Regulations, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Demised Premises upon the expiration or sooner termination of this lease, except Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed and repair and restore the Demised Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted.

      11.2 All Alteration work done by or for Tenant within the Demised Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all governmental requirements and Regulations, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Industrial Complex. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work (other than Landlord's Work), and, other than in connection with the performance of Tenant's Work pursuant to EXHIBIT B, Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

      11.3 In the event Tenant uses a general contractor to perform construction work (other than Landlord's Work or Tenant's Work) within the Demised Premises, Tenant shall, prior to the commencement of such work, require said general contractor to execute and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Industrial Complex to which such contractor might at any time be entitled and to execute and record a Bond to Pay Claims (the "Bond") and shall deliver a copy of the recorded Bond to Landlord. The delivery of the waiver and release of lien and the Bond within the time period set forth above shall be a condition precedent to Tenant's ability to enter on and begin its construction work at the Demised Premises and, if applicable, to any reimbursement from Landlord for its construction work.

      11.4 Except as provided in EXHIBIT B attached hereto, nothing contained in this lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Demised Premises or any part thereof. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Demised Premises are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Demised Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE DEMISED PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS

SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE DEMISED
PREMISES.

      11.5 In the event that Landlord elects to remodel all or any portion of the Industrial Complex, Tenant will reasonably cooperate with such remodeling, including Tenant's tolerating temporary inconveniences (and even the temporary removal of Tenant's signs in order to facilitate such remodeling, as it may relate to the exterior of the Demised Premises), subject in all events to the provisions set forth in the second paragraph of Section 7.1 above. Promptly upon the completion of any such remodeling, Landlord, at its sole cost and expense (and not subject to reimbursement), shall restore any damage to the Demised Premises, the Loading Docks and the Truck Court caused by such remodeling and shall replace any of Tenant's signs removed in order to facilitate such remodeling.

                                   ARTICLE 12.
                           LANDLORD'S RIGHT OF ACCESS

      12.1 Landlord and Landlord's agents and representatives shall have the right to enter the Demised Premises at any time in case of an emergency, and during business hours after reasonable prior oral or written notice to Tenant for any purpose permitted pursuant to the terms of this lease, including, but not limited to, examining the Demised Premises; making such repairs or alterations therein as may be necessary or appropriate in Landlord's reasonable judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment or plumbing equipment running in, to or through the Demised Premises; showing the Demised Premises to the Mortgagee (as defined in Section 20.1 below), prospective purchasers or prospective mortgagees and, during the last year of this lease, prospective tenants; and posting notices of nonresponsibility.

      12.2 Tenant shall give Landlord a key for all of the doors for the Demised Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Demised Premises in an emergency in order to obtain entry thereto without liability to Tenant therefore (except for Landlord's gross negligence and willful misconduct).

      12.3 No entry to the Demised Premises by Landlord as permitted under
Section 12.1 or 12.2 above shall be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Demised Premises or any portion thereof, and no such entry shall relieve Tenant of its obligations hereunder.

                                   ARTICLE 13.
                               SIGNS; STORE FRONTS

      13.1 Tenant shall not place or permit to be placed any signs upon (i) the roof of the Demised Premises, or (ii) the Common Areas or any exterior area of the Industrial Complex without Landlord's prior written approval which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that any proposed sign shall be placed only on the exterior walls of the Demised Premises and shall have been previously approved by the applicable City of Los Angeles governmental entity. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Demised Premises, on the exterior of the Industrial Complex if required in connection with any cleaning, maintenance or repairs to the Industrial Complex or which, in Landlord's reasonable opinion, is of such a nature as to not be in keeping with the standards of the Industrial Complex and if Tenant fails to do so, Landlord may without liability remove the same at Tenant's expense. Tenant shall comply with such reasonable regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Industrial Complex.

                                   ARTICLE 14.
                                    UTILITIES

      14.1 Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities directly from the public utility company furnishing same. Any meters required in connection therewith shall be installed as part of Landlord's Work (as defined in EXHIBIT B). As of the Commencement Date, the Demised Premises shall be separately metered. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Demised Premises during the term of this lease. If for any reason the use of any utility is measured on a meter(s) indicating the usage of Tenant and other tenants of the Industrial Complex, Tenant and such other tenants shall allocate the cost of such utility amongst themselves and shall each be responsible for the payment of its allocable share. As part of Landlord's Work, Landlord shall furnish and install all piping, feeders, risers and other connections necessary to bring utilities to the perimeter walls of the Demised Premises. Anything to the contrary notwithstanding, Tenant shall remain obligated for the payment of Tenant's pro rata share of any heating costs and/or other utilities or services furnished to the Common Areas pursuant to Section 7.4.

      14.2 Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of rent on account thereof, in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements.

      14.3 Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Demised Premises.

                                   ARTICLE 15.
                               INSURANCE COVERAGES

      15.1 Landlord shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense (but subject to Article 6 above), causing the Industrial Complex to be insured under standard fire and extended coverage insurance (excluding hurricane and storm insurance unless readily obtainable at commercially reasonable rates) and liability insurance (plus whatever endorsements or special coverages Landlord, in its sole discretion, may consider appropriate), to the extent necessary to comply with Landlord's obligations pursuant to other provisions of this lease. All payments for losses thereunder shall be made solely to Landlord. If the annual premiums charged to Landlord shall exceed the standard rates because Tenant conducts operations in the Demised Premises other than as permitted under this lease, the contents of the Demised Premises, or improvements made to the Demised Premises beyond standard improvements result in extra-hazardous exposure, Tenant shall pay the excess amount of the premium upon demand therefor by Landlord.

      15.2 Tenant shall procure and maintain throughout the term of this lease, at its sole cost and expense, all of the following insurance coverages:

            (a) Commercial General Liability Insurance providing coverage for bodily injury (including death) and property damage insurance. This policy shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant's obligations under Section 16.2 and
      Article 21 hereof. Such insurance shall have a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence, or such greater amount as Landlord may from time to time require. If Tenant uses vehicles, owned and non-owned, in any way to carry out business on or about the Industrial Complex, Tenant shall also maintain Motor Vehicle Liability Insurance; such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage. The foregoing insurance limits may be satisfied by a combination of primary and excess insurance carried by Tenant.

            (b) "All Risk" coverage insurance covering Tenant's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, signs, alterations, furniture, furnishings, equipment, lighting, ceilings, HVAC equipment and interior plumbing against loss or damage by fire, flood, windstorms, hail, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, containing the waiver of subrogation required in Section 16.3 of this lease and in an amount equal to the greater of the full replacement value or the amount required by the holder of any mortgage from time to time placed upon the Industrial Complex or a portion of the Industrial Complex containing the Demised Premises, with business interruption insurance covering the Demised Premises.

            (c) State Worker's Compensation Insurance in the statutorily mandated limits.

            (d) Employer's Liability Insurance with limits of not less than One Hundred Thousand Dollars ($100,000) for bodily injury per accident and each disease, per employee, and a total combined limit for bodily injury in amounts not less than One Hundred Thousand ($100,000) per accident and Five Hundred Thousand ($500,000) per each disease, or such greater amount as Landlord may from time to time require.

            (e) Plate Glass Insurance.

It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this lease. All of the foregoing insurance policies (with the exception of Worker's Compensation Insurance to the extent not available under applicable law) shall name Landlord, SSR Realty Advisors, Inc., the Managing Agent identified in Section 1.1(g), any mortgagee, the managing agent for the Industrial Complex, and such other parties as Landlord shall from time to time designate, as additional insureds as their respective interests may appear, through an ISO Additional Insured Endorsement CG20261185 or equivalent, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear. All insurance required hereunder shall be placed with companies which are rated A:VII or better by Best's Insurance Guide (or such other comparable publication if Best's is no longer published) and which are licensed to do business in the State of California. All such policies shall be written as primary policies (except as otherwise expressly provided in Section 15.2(a) above) with deductibles not to exceed Ten Thousand Dollars ($10,000); provided, however, that the deductible for the Plate Glass Insurance shall not exceed One Thousand Dollars ($1,000); and provided further that such deductible limits shall not apply as long as Tenant is FMI International LLC and so long as FMI International LLC maintains a minimum net worth of Four Million Dollars ($4,000,000). Any other policies, including Landlord's policy, will serve as excess coverage. Tenant shall deliver duplicate original copies of all such policies and all endorsements thereto (or certificates evidencing that the required insurance coverages and endorsements, including waiver of subrogation, are in full force and effect) to Landlord, prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that (1) such policies are fully paid for, and (2) no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days' prior written notice by registered mail from the insurer to Landlord, as well as to Landlord's Managing Agent (at 1125 West 190th Street, Gardena, California 90248, or at such other address as Landlord shall so notify Tenant from time to time) and the Mortgagee (as defined in Section 20.1) of whom Tenant has received written notice. Whenever, in Landlord's reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall, within thirty (30) days of receipt of Landlord's request therefor, obtain the insurance at its own expense. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rental hereunder the premium cost thereof plus interest at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL from the date of payment by Landlord until repaid by Tenant.

      15.3 In addition to the foregoing, Tenant shall obtain certificates of insurance evidencing Commercial General Liability Insurance, including Completed Operations, Motor Vehicle Liability Insurance, Worker's Compensation Insurance and Employer's Liability Insurance in the amounts required above from any contractor or subcontractor engaged by Tenant for repairs or maintenance during the lease term, and such liability insurance shall name Landlord, SSR Realty Advisors, Inc., any mortgagee, the Managing Agent for the Industrial Complex, and such other parties as Landlord shall from time to time designate, as additional insureds as their respective interests may appear, through an ISO Additional Insured Endorsement CG20261185 or equivalent, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear.

                                   ARTICLE 16.
                WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION

      16.1 Excluding and excepting liability for the environmental condition of the Industrial Complex as of the date of this lease and any remediation and monitoring obligations related thereto, Landlord and Landlord's agents and employees shall not be liable to Tenant, nor to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, nor to any other person whomsoever, for any injury to person or damage to property caused by the Demised Premises or other portions of the Industrial Complex becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord's gross negligence or willful failure to make repairs required to be made by Landlord hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant, nor to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, nor to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Industrial Complex or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord. Landlord shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

      16.2 Landlord shall not be liable to Tenant or to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Tenant, its employees, agents, contractors, subcontractors, invitees, subtenants or licensees, or of any other person entering the Industrial Complex under express or implied invitation of Tenant (with the exception of invitees in the Common Area), or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations under this lease; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Furthermore, excluding and excepting liability for the environmental condition of the Industrial Complex as of the date of this lease and any remediation and monitoring obligations related thereto, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liability, claims, demands, causes of action of any kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Demised Premises and Tenant's operations or activities in the Industrial Complex. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit referenced hereinabove at Tenant's expense by counsel reasonably satisfactory to Landlord.

      16.3 Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when property insurance policies, which are readily available in the marketplace, contain a clause or permit an endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" in the damaged party's insurance coverage. The release specified in this Section 16.3 is cumulative with any releases or exculpations which may be contained in other provisions of this lease. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this lease shall contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall immediately notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this lease. The provisions of this Article 16 shall survive the expiration or sooner termination of this lease.

                                   ARTICLE 17.
                               DAMAGES BY CASUALTY

      17.1 Tenant shall give prompt written notice to Landlord of any material damage caused to the Demised Premises by fire or other casualty.

      17.2 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the Building is destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or (b) the Building is destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust or other lien on the Building at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, or (d) the Building shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, then Landlord may elect either to terminate this lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty and, if it elects to rebuild and repair, shall proceed to do so with reasonable diligence and at its sole cost and expense. In the event that Landlord should fail to complete such repairs and material restoration within two hundred and forty (240) days following the date of such casualty, Tenant may elect to terminate this lease by written notice to Landlord ("Tenant's Termination Notice"), such termination to be effective thirty (30) days after Landlord's receipt of such notice; provided, however, that if within ten (10) days of Landlord's receipt of Tenant's Termination Notice, Landlord shall notify Tenant that it estimates that such repairs and material restoration can be completed within thirty (30) days after the original date estimated by Landlord, then Tenant's Termination Notice shall be void and of no further force and effect. If, however, Landlord does not complete such repairs and material restoration within such thirty (30) day period, Tenant may at its option and as its sole remedy for such delay terminate this lease by delivering written notice to Landlord, within ten (10) days after the expiration of said period of time, whereupon the lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this lease for the expiration of the term.

      17.3 Landlord's obligation to rebuild and repair under this Article 17 shall in any event be limited to restoring Landlord's Work, as described in Sections 8.1 and 14.1 of this lease and in EXHIBIT B attached hereto, to substantially the same condition in which the same existed prior to the casualty. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant, and, if an exhibit describing Tenant's Work is attached hereto, all items of Tenant's Work as described in such exhibit.

      17.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the minimum guaranteed rental shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of the charges provided for herein unless, and then only to the extent, such charges are covered by Landlord's loss of rent insurance coverage.

      17.5 Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

                                   ARTICLE 18.
                                 EMINENT DOMAIN

      18.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

      18.2 If less than thirty percent (30%) of the floor area of the Demised Premises should be taken as aforesaid, this lease shall not terminate; however, the minimum guaranteed rental payable hereunder and Tenant's proportionate share of the Building, Phase II and the Industrial Complex (as defined in Section 1.1(q)) during the unexpired portion of this lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord, at its sole cost and expense, shall make all necessary repairs or alterations to the remaining premises or, if an exhibit describing Landlord's Work is attached to this lease, all necessary repairs within the scope of Landlord's Work as described in such exhibit, as the case may be, required to make the remaining portions of the Demised Premises an architectural whole, but in no event shall Landlord be required to expend an amount greater than the award actually received by Landlord in connection with such taking.

      18.3 If any part of the Common Area should be taken as aforesaid, this lease shall not terminate, nor shall the rent payable hereunder be reduced, except that either Landlord or Tenant may terminate this lease if: (i) the area of the Common Area remaining following such taking shall be less than seventy percent (70%) of the area of the Common Area immediately prior to the taking,
(ii) more than thirty percent (30%) of the Loading Docks become unavailable for Tenant's use as a result of such taking, or (iii) the area of the Truck Court remaining following such taking shall be less than seventy percent (70%) of the area of the Truck Court immediately prior to the taking. Any election to terminate this lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

      18.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items is made to Tenant as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

      18.5 The rights contained in this Article 18 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Each party waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

      18.6 Notwithstanding anything to the contrary, Landlord may terminate this lease with no further liability to Tenant if (i) fifty percent (50%) or more of the gross leasable area of the Industrial Complex is taken or (ii) if following any taking, Landlord's mortgagee elects to require Landlord to apply all or a portion of such award to the outstanding indebtedness.

                                   ARTICLE 19.
                            ASSIGNMENT AND SUBLETTING

      19.1 Tenant shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord (except as provided in Section 19.9 below). Landlord agrees that it will not delay, condition nor withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 29.4 of this lease); however, in determining whether or not to grant its consent, Landlord shall be entitled to take into consideration factors such as the business reputation and net worth of the proposed transferee. Tenant further acknowledges that Landlord may be required to obtain its Mortgagee's consent to any requested assignment or sublease. Further, Landlord shall not be required to consent to any assignment or sublease that would result in a violation of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any purported assignment or sublease that would result in a violation of ERISA shall be void and of no effect. Landlord shall be entitled to charge Tenant a reasonable fee (not to exceed One Thousand Dollars ($1,000.00)) for processing Tenant's request. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. In all events, Landlord can refuse to consent to an assignment or sublease if there shall exist any uncured default of Tenant or a matter which will become a default with the passage of time, provided that Landlord has given Tenant written notice of such default or matter, but only to the extent such notice is required of Landlord under Article 22 of this lease.

      19.2 Subject to Section 19.9 below, if Tenant is a corporation, partnership or other entity and if at any time during the term of this lease the person or persons who own a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this lease cease to own a majority of such voting rights or ownership interests (except as a result of transfers by devise or descent), the loss of a majority of such voting rights or ownership interests shall be deemed an assignment of this lease by Tenant and, therefore, subject in all respects to the provisions of Section 19.1 above. The previous sentence shall not apply, however, if at the time of the execution of this lease, Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

      19.3 Notwithstanding anything to the contrary contained herein, and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this lease is assigned including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Paragraph 101, ET SEQ. (the "Bankruptcy Code"), shall automatically be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises, to have assumed all obligations of Tenant arising under this lease effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Demised Premises. In the event this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall remain the exclusive property of Landlord and not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. All such money or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

      19.4 Notwithstanding any assignment or subletting, unless Landlord exercises its recapture rights under Section 19.7 below, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee other than an Affiliate (as defined in Section 19.9 below) (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Notwithstanding the preceding sentence, Tenant may first deduct from such excess rental, on an amortized basis over the term of the sublease or assignment, any brokerage commission (not to exceed commissions typically paid in the market at the time of such subletting or assignment), any tenant improvement allowance or construction costs (not to exceed the amount of allowance or costs typically paid in the market at the time of such subletting or assignment) and any reasonable attorneys' fees and costs incurred by Tenant in connection with such subletting or assignment. In addition, in the event of an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Section 4.2 of this lease (to be applied as a credit and offset to Tenant's rental obligation). Finally, each sublease agreement shall provide that if this lease is terminated Landlord, at Landlord's election, may succeed to Tenant's interest in the sublease, and the subtenant shall, upon request of Landlord, attorn to and recognize Landlord as the sublandlord under the sublease and will pay directly to Landlord all rents and other amounts payable by subtenant under the sublease, in accordance with the applicable terms of the sublease.

      19.5 Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Demised Premises.

      19.6 In the event of the transfer and assignment by Landlord of its interest in this lease and in the building containing the Demised Premises to a person expressly assuming Landlord's obligations under this lease, and upon Landlord's transfer of Tenant's Security Deposit to such successor in interest, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder shall be transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.

      19.7 Notwithstanding anything to the contrary contained herein, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment (other than any proposed subletting or assignment to an Affiliate (as defined in Section 19.9 below)), to terminate this lease, or in the case of a proposed subletting of less than the entire Demised Premises, to recapture the portion of the Demised Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised by Landlord giving Tenant written notice within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this lease shall be terminated with respect to the entire Demised Premises, the term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this lease for the expiration of the term. If Landlord recaptures only a portion of the Demised Premises, the minimum guaranteed rental during the unexpired term shall abate, proportionately, based on the minimum guaranteed rental due as of the date immediately prior to such recapture, and Tenant's proportionate share of the Building, Phase II and the Industrial Complex (as defined in Section 1.1(q)) shall be appropriately reduced to reflect the remaining square footage of the Demised Premises.

      19.8 Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

      19.9 Notwithstanding anything to the contrary in Section 19.1, but subject to Section 19.4, Tenant may assign this lease or sublet the Demised Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as ownership of at least 50% of the equity interests in, or the power to direct the management of, the relevant entity) or to any partnership,

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corporation or other entity resulting from a merger or consolidation with
Tenant, or to any person or entity that acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that (i) Landlord receives written notice of an assignment or subletting promptly after such assignment or subletting, (ii) the Affiliate's net worth is not less than the original Tenant's net worth on the Commencement Date, (iii) the Affiliate has proven experience in the operation of a first-class business of the use specified in Section 1.1(p), (iv) the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (v) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this lease and (vi) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate within thirty (30) days after the execution thereof. Any purported assignment or sublease to an Affiliate that would result in a violation of ERISA shall be void and of no effect.

                                   ARTICLE 20.
                      SUBORDINATION; ATTORNMENT; ESTOPPELS

      20.1 Subject to the concurrent execution by Landlord, Landlord's Mortgagee (as defined below) and Tenant of a subordination, non-disturbance and attornment agreement in the form attached hereto as EXHIBIT F, Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Industrial Complex or any portion of the Industrial Complex which includes the Demised Premises, and to any renewals, modifications and extensions thereof and this subordination shall be self operative and no further instrument of subordination is needed. Tenant agrees that any mortgagee shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this lease; provided, however, notwithstanding that this lease may be (or is made to be) superior to a mortgage, deed of trust or other lien, the mortgagee shall not be liable for rentals paid more than thirty (30) days in advance, security deposits and claims accruing during or with respect to Landlord's ownership, any amendment or modification made to this lease without its prior written consent or any offsets or claims against Landlord; further provided that the provisions of a mortgage, deed of trust or other lien relative to the right of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Industrial Complex as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this lease as Landlord or any Mortgagee may request. If the holder of any mortgage, indenture or deed of trust or similar instrument (each a "Mortgagee") succeeds to Landlord's interest in the Demised Premises, Tenant shall, upon written request of any such Mortgagee, automatically become the tenant of and attorn to and recognize such Mortgagee as the landlord under this lease and will pay to it all rents and other amounts payable by Tenant under this lease, in accordance with the applicable terms of this lease. Notwithstanding that the foregoing provisions of this Section are self-operative, upon request of Landlord or any future Mortgagee, Tenant shall execute and deliver to Landlord and to such Mortgagee a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as EXHIBIT F, in recordable form, confirming the foregoing.

      20.2 Tenant may not exercise any remedies for default by Landlord hereunder unless and until Landlord and the holder(s) of any indebtedness secured by mortgage, deed of trust or other lien on the Demised Premises (whose name(s) and address(es) shall have been furnished to Tenant in writing) shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured.

      20.3 Tenant agrees that it will from time to time, within ten (10) business days of request by Landlord, execute and deliver to Landlord a written statement addressed to Landlord or Mortgagee (and to such other parties as are from time to time designated by Landlord) in the form attached hereto as EXHIBIT G, or in a form substantially comparable thereto, which statement shall identify Tenant and this lease, shall certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm, to Tenant's actual

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

knowledge, that Landlord is not in default as to any obligations of Landlord under this lease (or if Landlord is in default, specifying any default), shall confirm Tenant's agreements contained above in this Article 20, and shall contain such other information or confirmations as Landlord may reasonably require. Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant's behalf if Tenant fails to do so within ten (10) business days after the delivery of a written request from Landlord to Tenant.

      20.4 Landlord agrees that it will from time to time upon request by Tenant execute and deliver to Tenant a written statement addressed to Tenant (and to such other parties as are from time to time designated by Tenant), which statement shall identify Tenant and this lease, shall certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm, to Landlord's actual knowledge, that Tenant is not in default as to any obligations of Tenant under this lease (or if Tenant is in default, specifying any default) and shall contain such other information or confirmations as Tenant may reasonably require.

                                   ARTICLE 21.
                            TENANT'S INDEMNIFICATION

      21.1 Tenant shall indemnify, defend and hold harmless Landlord, Landlord's asset manager, Landlord's subasset manager, Landlord's partners, any subsidiary or affiliate of Landlord, any Mortgagee, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of any of the foregoing (collectively, the "Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages (including consequential and punitive damages) arising from Tenant's use of the Demised Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Demised Premises, except to the extent caused by Landlord's gross negligence or willful misconduct, and Tenant shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel reasonably satisfactory to Landlord in its sole discretion. As a material part of the consideration to Landlord for this lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Demised Premises from any cause (excluding liability and damages arising from the environmental condition of the Industrial Complex as of the date of this lease and any remediation and monitoring obligations related thereto), and Tenant hereby waives all claims with respect thereto (except as herein provided) against Landlord. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Demised Premises. The provisions of this Article 21 shall survive the expiration or sooner termination of this lease.

      21.2 All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Industrial Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, except personal injury caused by or due to the gross negligence or willful misconduct of Landlord. Except to the extent caused by Landlord's gross negligence or willful misconduct, Landlord or its agents shall not be liable for interference with the electrical service, ventilation, or for any latent defect in the Demised Premises.

      21.3 The parties hereto acknowledge that all or a part of the Demised Premises may be used for the storage and shipment of goods not owned by Tenant, and Landlord is not willing to enter into this lease unless Tenant indemnifies the Indemnitees to Landlord's satisfaction from any liability on the part of

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

the Indemnitees to the owner(s) of such goods for damage to the same arising out of any acts or omissions of the Indemnitees. As a material inducement to Landlord to enter into this lease, Tenant agrees to defend, indemnify and hold the indemnitees harmless from and against any and all losses, claims, liabilities, obligations and damages imposed upon or incurred or asserted against the Indemnitees by reason of damage to goods of persons storing such goods with Tenant, notwithstanding the fact that such losses, claims, liabilities, obligations or damages may have been caused by the acts or omissions of Landlord. Tenant agrees that at all times during which it shall store goods not owned by it in the Demised Premises, it shall insure the indemnity described under this Section 21.3 in a manner reasonably satisfactory to Landlord. Landlord shall not be deemed a bailee, consignee, or warehouseman (or responsible for the standard of care incidental thereto) with respect to any goods stored or shipped to or from the Demised Premises for consignment or bailment and Tenant shall insert a clause to that effect in all warehouse receipts or consignment agreements for the storage or shipment of goods to or from the Demised Premises.

                                   ARTICLE 22.
                         DEFAULT BY TENANT AND REMEDIES

      22.1 The following events shall be deemed to be events of default by Tenant under this lease:

            (a) Tenant shall fail to pay any installment of rental or any other obligation under this lease involving the payment of money and such failure shall continue for a period of five (5) business days after written notice thereof to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Sections 1161, ET SEQ., of the California Code of Civil Procedure, so long as such notice conforms to the requirements of such Sections 1161, ET SEQ.

            (b) Tenant shall fail to comply with any provision of this lease, other than as described in subsection (a) above, and either shall not cure such failure within twenty (20) days after written notice thereof to Tenant (or, if such failure is not curable within twenty (20) days, Tenant shall not promptly commence such cure and thereafter diligently prosecute such cure to completion); provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Sections 1161 ET SEQ. of the California Code of Civil Procedure, so long as such notice conforms to the requirements of such Sections 1161, ET SEQ.

            (c) Tenant or any guarantor of Tenant's obligations under this lease shall become unable to pay its bills as they become due, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

            (d) Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease thereunder.

            (e) A receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this lease.

            (f) Tenant shall vacate the Demised Premises or any substantial portion of the Demised Premises or at any time prior to the last month of the lease term shall remove, without the prior written consent of Landlord, all or a substantial amount of Tenant's equipment, fixtures, furniture, or other personal property.

            (g) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or upon all or any part of the Industrial Complex unless such lien is discharged to Landlord's reasonable satisfaction by payment or bonding upon the earliest to

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

      occur of: (i) one hundred twenty (120) days following imposition of such lien; (ii) within five (5) business days of Landlord's written notification to Tenant that the Building, Phase II or the Industrial Complex is the subject of a sale, potential sale, financing or potential financing necessitating the removal of the lien; or (iii) prior to commencement of an action for foreclosure of the lien.

            (h) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business or in good faith for equivalent consideration, or with Landlord's consent.

            (i) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

      22.2 Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies to the extent permitted by law:

            (a) Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, plus interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month); and Landlord may pursue a monetary recovery from Tenant.

            (b) Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this lease or, having opened for business, deserts or vacates the Demised Premises, Landlord may enter upon and take possession of such premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Demised Premises, such action by Landlord shall not be deemed an acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this subsection
      (b), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this lease and that actually collected by Landlord. In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than rent) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the costs of any alterations to the Demised Premises required for such reletting and repairs to the Demised Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting, during any month to which such rent is applied, result in the actual payment of rentals at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. Finally, it is agreed that in the event of any default described in subsection (g) of Section
      22.1 of this lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action. No action or inaction by Landlord including, without limitation, the re-entry or taking of possession of the Demised Premises by Landlord pursuant to this Section 22.2(b) shall be construed as an election to terminate this lease or as interference with Tenant's rights of possession, assignment or subletting unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this lease for any such default.

            (c) Landlord may terminate this lease by written notice to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord. In the event that Landlord shall elect to so terminate this lease, then Landlord may recover from Tenant:

                  (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course would be likely to result therefrom, plus

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                  As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Demised Premises after any termination of this lease.

            (d) In addition to all other rights and remedies provided Landlord in this lease and by law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the lease, subject to reasonable limitations).

      22.3 It is expressly agreed that in determining "the unpaid rent" as that term is used throughout subsections 22.2(c)(i) and 22.2(c)(ii) above, there shall be added to the minimum guaranteed rental (as specified in Sections 1.1(l) and 4.1 of this lease) a sum equal to the charges for maintenance of the Common Area (as specified in Sections 1.1(m) and 7.4 of this lease), and the payments for taxes, charges and insurance (as specified in Article 6 of this lease).

      22.4 It is further agreed that, in addition to payments required pursuant to subsections 22.2(b) and 22.2(c) above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct result of Tenant's default and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

      22.5 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

      22.6 If there is any legal, equitable or dispute resolution action or proceeding between Landlord and Tenant to enforce any provision of this lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

      22.7

            (a) Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 1.1(o) above, to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this lease. Tenant agrees that such deposit may be commingled with Landlord's other funds and is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant that is not cured within applicable notice and cure periods, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days following termination of this lease (subject to the provisions of Section 19.6 above). Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.

            (b) Alternatively, Tenant may fulfill its obligation to provide a security deposit under this lease by delivering to Landlord, either concurrently with the execution of this lease by Tenant, or at any later date during the lease term, an original irrevocable standby letter of credit (the "Letter of Credit") in the amount specified in Section 1.1(o) above, naming Landlord as beneficiary, which Landlord may draw upon to cure any default under this lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder within applicable notice and cure periods. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default or failure to perform. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to Landlord, with a San Francisco, Los Angeles or New York City service and claim point for the Letter of Credit; provided that it shall be acceptable if the major commercial bank is located elsewhere in the continental United States if it has a correspondent relationship with a bank in one of the identified cities or if it accepts presentation of the Letter of Credit by overnight courier service. The Letter of Credit shall have an expiration date not earlier than thirty (30) days after the Expiration Date (or, in the alternative, have a term of not less than one
      (1) year and be automatically renewable for an additional one (1) year period unless written notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord's assignment or other transfer of its interest in this lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for same day payment to Landlord upon the issuer's receipt of a sight draft from Landlord together with Landlord's certificate certifying that the requested sum is due and payable from Tenant and Tenant has failed to pay, and with no other conditions, and otherwise be in form and content reasonably satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than thirty (30) days after the Expiration Date, then throughout the term hereof, Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirements of this paragraph so that the amount available to Landlord from the Letter(s) of Credit provided hereunder is the amount specified above in Section 1.1(o). Tenant's failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the Letter of Credit then in effect. If no event of default (or breach that subsequently matures into an event of default) is outstanding at the expiration or termination of this lease, then within thirty (30) days after such expiration or termination, Landlord shall return to Tenant the Letter of Credit or the balance of the Letter of Credit proceeds then held by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. Notwithstanding anything to the contrary contained herein, Landlord agrees that Tenant's delivery of a Letter of Credit to Landlord substantially in the form attached hereto as EXHIBIT I shall satisfy the requirements of this Section 22.7(b).

            (c) If Landlord liquidates the Letter of Credit as provided in the penultimate sentence of Section 22.7(b) above, Landlord shall hold the funds received from the Letter of Credit as security for Tenant's performance under this lease, and Landlord shall not be required to segregate such security deposit from its other funds, and no interest shall accrue or be payable to Tenant with respect thereto. Such funds shall be handled in a manner consistent with the terms of Section 22.7(a) above.

      22.8

            (a) In the event of any default described in subsection (d) of
      Section 22.1 of this lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code and, in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this lease is effective: (i) all defaults under subsection (a) of Section
      22.1 of this lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 22.1 of this lease other than under subsection (d) of Section 22.1 must be cured within fifteen
      (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys' fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months minimum guaranteed rental (using the minimum guaranteed rental in effect for the first full month immediately following the assumption) and an advance prepayment of minimum guaranteed rental in the amount of three (3) months minimum guaranteed rental (using the minimum guaranteed rental in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with Section 22.7 above and deemed to be rent under this lease for the purposes of the Bankruptcy Code as amended and from time to time in effect.

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

            (b) In the event this lease is assumed in accordance with the requirements of the Bankruptcy Code and this lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this lease.

                                   ARTICLE 23.
                        SUBORDINATION OF LANDLORD'S LIEN

      23.1 Landlord agrees that it will subordinate its statutory landlord's lien to the security interest of any equipment lender of Tenant provided that the subordination is limited to a specified transaction, the subordination specifies the fixtures or equipment involved in the transaction and the form of such subordination is reasonably satisfactory to Landlord.

                                   ARTICLE 24.
                                  HOLDING OVER

      24.1 In the event Tenant remains in possession of the Demised Premises after the Expiration Date and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant at sufferance at a rental equal to one hundred fifty percent (150%) of the minimum guaranteed rental due for the month immediately preceding such expiration plus all other items of additional rent due under this lease on a per diem basis until Tenant surrenders possession of the Demised Premises to Landlord, and otherwise subject to all the conditions, provisions and obligations of this tease. Neither any provision hereof nor acceptance by Landlord of rent after such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this lease or an extension of the Term. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Demised Premises on the Expiration Date or upon the earlier termination hereof, the right to reenter the Demised Premises, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holding over, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Demised Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this lease.

                                   ARTICLE 25.
                                     NOTICES

      25.1 Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, (i) the next business day after such notice is deposited with a nationally recognized overnight delivery service (such as Federal Express or UPS), or (ii) three (3) business days after such notice is deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in Section
1.1 above (or at Landlord's option, to Tenant at the Demised Premises), or at such other addresses as they have theretofore specified by written notice.

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

      25.2 If and when included within the term "Landlord" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notice and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. In addition, Landlord and Tenant agree that actions by either party and notices to the other party hereunder may be taken or given by either party's attorney, property manager or other agent.

                                   ARTICLE 26.
                                   COMMISSIONS

      26.1 Landlord shall pay to the Leasing Broker (as set forth in Section 1.1(g) hereof) a commission for negotiating this lease, in accordance with the Exclusive Listing Agreement--Leasing between Landlord and Leasing Broker. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this lease, other than Leasing Broker, whose commission shall be paid as hereinabove provided, and Tenant's broker, Los Angeles Real Estate Management, Inc. whose commission shall be paid by Leasing Broker by agreement between Leasing Broker and Tenant's broker. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent utilized by the indemnitor with respect to this lease or the negotiation hereof.

                                   ARTICLE 27.
                                   REGULATIONS

      27.1 Landlord and Tenant acknowledge that there are now in effect and may hereafter be enacted or go into effect federal, state, county and municipal laws, orders, rules, directives and regulations relating to or affecting the Demised Premises or the Industrial Complex, concerning the impact on the environment of construction, land use, maintenance and operation of structures, toxic or otherwise hazardous substances, and the conduct of business, including, without limitation, the ADA and the Clean Air Act and regulations issued thereunder (all of the foregoing, as amended from time to time, being herein called the "Regulations"). Tenant will not cause or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said Regulations. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Industrial Complex or the Demised Premises pursuant to said Regulations or any charges imposed upon Tenant pursuant to said Regulations; provided that Tenant shall at all times have reasonable access to and from the Demised Premises and such changes shall not materially and adversely affect the conduct of Tenant's business at the Demised Premises. As a material part of the consideration to Landlord for this Lease, Tenant acknowledges that Landlord shall have no liability to Tenant to the extent Landlord, acting in good faith, complies with any governmental law, regulation or order, including without limitation the USA Patriot's Act (also known as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001").

      27.2 If, by reason of any Regulations, the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as "Lease Payments") payable by Tenant to Landlord pursuant to the provisions of this lease is in excess of the amount (the "Maximum Charge") permitted by the Regulations, then Tenant, during the period (the "Freeze Period") when the Regulations shall be in force and effect shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this lease, Tenant, to the extent not then proscribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord as additional

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

rental, in equal monthly installments during the balance of the term of this lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any provisions of this Section, or the application thereof, shall to any extent be declared to be invalid and unenforceable, the same shall not be deemed to affect any of the other provisions of this Section or of this lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law.

      27.3 Tenant acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Demised Premises to accommodate disabled employees and customers of Tenant, including without limitation, the requirements under the ADA and any equivalent California law. Any alterations made to the Demised Premises in order to comply with either statute must be made solely at Tenant's expense and in compliance with all terms and requirements of this lease. Landlord agrees to make reasonable efforts to ensure that the Common Area is in compliance with the applicable disability access laws as of the date hereof. If a complaint is received by Landlord from either a private or government source regarding disability access to the Common Area of the Industrial Complex, Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord deems to be reasonably prudent under the circumstances. If Landlord decides to make alterations to the Common Area of the Industrial Complex in response to any such complaints or in response to legal requirements Landlord considers to be applicable to the Common Area of the Industrial Complex, the cost of such alterations shall be included in the Common Area maintenance charge under this lease. Landlord and Tenant agree that so long as the governmental entity or entities charged with enforcing such statutes have not expressly notified Landlord that Landlord is not in compliance and required Landlord to take specific action to effectuate compliance with such statutes, Landlord shall be conclusively deemed to be in compliance with such statutes. Tenant agrees to provide Landlord with written notice should Tenant become aware of a violation of such statutes with respect to the Common Area. In the event Landlord is required to take action to effectuate compliance with such statutes, Landlord shall have a reasonable period of time to make the improvements and alterations necessary to effectuate such compliance, which period of time shall be extended by any time necessary to cause any necessary improvements and alterations to be made.

                                   ARTICLE 28.
                               HAZARDOUS MATERIALS

      28.1 During the term of this lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 28.7 hereof) applicable to the operation or use of the Demised Premises, will cause all other persons occupying or using the Demised Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for the operation or use of the Demised Premises by Tenant.

      28.2 Except as expressly provided in this lease, Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 28.7 hereof) on the Demised Premises, or the Industrial Complex, or transport or permit the transportation of Hazardous Materials to or from the Demised Premises or the Industrial Complex except for limited quantities used or stored at the Demised Premises and required in connection with the routine operation and maintenance of the Demised Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits. Notwithstanding the foregoing, Tenant may use the following Hazardous Materials, as same are used in the ordinary course of Tenant's business: (i) compressed gases (propane) for fork-lifts/high-los; (ii) small quantities of lubricating oil for engines; and
(iii) small quantities of solvents, provided that Tenant's use of such Hazardous Materials is in accordance with all Environmental Laws (as defined in Section
28.7 below). Notwithstanding the first sentence of this Section 28.2, Tenant may perform basic preventative maintenance ("Maintenance") of tractors, trailers and warehouse equipment at the Demised Premises provided that all such Maintenance is performed in accordance with all Environmental Laws. As used in this section, "Maintenance" shall be deemed to mean tractor, trailer and forklift oil changes and grease maintenance, tire and brake replacement, and

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

minor vehicle repairs, which shall in no event include engine, transmission or drivetrain overhauls or rebuilding.

      28.3 At any time and from time to time during the term of this lease, Landlord may perform an environmental site assessment report concerning the Demised Premises, prepared by an environmental consulting firm chosen by Landlord, to determine whether Tenant is in violation of any applicable Environmental Laws or in violation of the terms of this Article 28 and the potential cost of any compliance, removal or remedial action in connection with any such violation on the Demised Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Demised Premises for such purpose and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. The cost of such environmental site assessment shall be borne by Landlord unless (i) Landlord initiates same based on Landlord's reasonable belief that Tenant has caused or permitted a violation of any applicable Environmental Laws on or at the Demised Premises or that Tenant has violated the terms of this Article 28, (ii) the results of such assessment indicate that Tenant has caused or permitted a violation of any applicable Environmental Laws on or at the Demised Premises or that Tenant has violated the terms of this Article 28, or (iii) such assessment is initiated by Landlord incident to the occurrence of an event of default by Tenant under Articles 9 or 28 of this lease. If Tenant shall be held responsible for the costs of the assessment as above described, Tenant shall pay Landlord for the costs of such assessment within ten (10) days of Tenant's receipt of Landlord's written demand therefor.

      28.4 Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 28.7 hereof) against Tenant relating to the Demised Premises or the Industrial Complex; (2) any condition or occurrence on the Demised Premises or the Industrial Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Demised Premises; (3) any condition or occurrence on the Demised Premises or any property adjoining the Demised Premises (to the extent that Tenant becomes aware of such condition or occurrence) that could reasonably be anticipated to cause the Demised Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Demised Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Demised Premises or the Industrial Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Demised Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

      28:5 Tenant will not change or permit to be changed the use of the Demised Premises permitted under Section 1.1(p) above unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Demised Premises except for those described in
Section 28.2 above.

      28.6

            (a) Tenant agrees to defend, indemnify and hold harmless the Indemnitees (as defined in Section 21.1) from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnities directly or indirectly based on, or arising or resulting from
      (a) the actual or alleged presence of Hazardous Materials on the Industrial Complex which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Demised Premises (the "Hazardous Materials Indemnified Matters"). The provisions of this Article 28 shall survive the expiration or sooner termination of this lease.

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

            (b) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnities.

            (c) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be due and payable within ten
      (10) days of Tenant's receipt of Landlord's written demand therefor.

      28.7 (a) "Hazardous Materials" means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority; (b) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ.; the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. Sections 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ.; and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 ET SEQ.; (c) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (d) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

      28.8 Landlord hereby advises Tenant that portions of the property on which the Industrial Complex is located were used for petroleum refining, transfer and storage during the 1900s. All of these uses were discontinued prior to 1996. Soil and groundwater remediation commenced in 1998 under the auspices of the Los Angeles Regional Water Quality Control Board ("LARWQCB"). The LARWQCB issued a no further action letter with respect to the remediation of the soils on the property in January 2000. Groundwater monitoring is continuing on portions of the property and Landlord shall be responsible for compliance with all groundwater monitoring requirements. For additional information, Tenant may contact the LARWQCB. Landlord has provided Tenant with a copy of its Phase I Report for the property and a copy of the referenced no further action letter.

      28.9 Landlord shall and hereby does indemnify Tenant and hold Tenant harmless from and against any and all expense, loss and liability suffered by Tenant by reason of the storage, generation, release, handling, treatment, transportation, disposal, arrangement for transportation or disposal, or existence of any Hazardous Materials attributable to events, acts, omissions or conditions that occurred, existed or originated at, in, under or on the Demised Premises or adjoining real property on or before the Commencement Date unless caused by Tenant. Such expenses, losses and liabilities shall include, without limitation: (i) any and all expenses that Tenant may incur to comply with any Environmental Laws;

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

(ii) any and all costs that Tenant may incur in studying, remedying, removing, disposing or otherwise addressing any such Hazardous Materials; (iii) any and all fines, penalties or other sanctions imposed upon Tenant relating to such Hazardous Materials or contamination; and (iv) all reasonable attorneys' and professional fees and costs incurred by Tenant in connection with the foregoing. This indemnity shall survive the expiration or earlier termination of this lease.

                                   ARTICLE 29.
                                  MISCELLANEOUS

      29.1 Nothing in this lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

      29.2 Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this lease, it being agreed that the obligations of Landlord under this lease are independent of Tenant's obligations except as may be otherwise expressly provided. The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this lease or at law; however, at the direction of Landlord, Tenant's claims in this regard shall be litigated in proceedings different from any litigation involving rental claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party).

      29.3 The liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Industrial Complex, and Tenant agrees to look solely to Landlord's interest in the Industrial Complex for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees.

      29.4 In all circumstances under this lease where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 19.1) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys' fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

      29.5 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

      29.6 [Intentionally deleted.]

      29.7 If any provision of this lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease shall not be affected thereby.

      29.8 Landlord hereby advises Tenant that the Industrial Complex is subject to the Port Los Angeles Distribution Center Ridesharing Program ("Ridesharing Program") approved by the City of Los Angeles Department of Transportation ("LADOT"). Tenant hereby agrees to cooperate with Landlord and

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

any Property Transportation Coordinator ("PTC") identified by Landlord in connection with the implementation and monitoring of the Ridesharing Program. In compliance with the Ridesharing Program, Tenant shall, at Tenant's sole cost:
(i) display bicycle, transit and ridesharing information provided by the PTC in the employee common areas of the Demised Premises; (ii) within fifteen (15) days after Landlord's request, conduct an annual commuter survey of its employees to collect information requested by the PTC pursuant to the Ridesharing Program;
(iii) furnish transportation information (including public transit, bicycle and ridesharing information) to all employees of Tenant at the Demised Premises;
(iv) designate an individual to serve as Tenant's on-site contact for transportation matters (which designation may be changed from time to time by written notice to Landlord); and (v) otherwise comply with all reasonable requests of Landlord, the PTC and/or LADOT made pursuant to the Ridesharing Program as in effect from time to time during the term of this lease.

      29.9 The laws of the State of California shall govern the interpretation, validity, performance and enforcement of this lease. Venue for any action under this lease shall be the county in which rentals are due pursuant to Section 4.2 and Section 1.1 of this lease.

      29.10 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

      29.11 Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

      29.12 All covenants and obligations contained within this lease shall bind and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its permitted successors and assigns.

      29.13 This lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this lease. No brochure, rendering, information or correspondence shall be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement shall be effective to change, modify or terminate this lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

      29.14 LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF THE AGENT, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

      29.15 No waiver of any of the terms, covenants, provisions, conditions, rules and regulations imposed by this lease, and no waiver of any legal or equitable relief or remedy, shall be implied by the failure of Landlord to assert any rights, declare any forfeiture, or for any other reason. No waiver of any of the terms, provisions, covenants, conditions, rules and regulations shall be valid unless it shall be in writing signed by Landlord. No waiver by Landlord or forgiveness of performance by Landlord for one or more tenants shall constitute a waiver or forgiveness of performance in respect to Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this lease shall be deemed an acceptance of a surrender of the Demised Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this lease or a surrender of the Demised Premises. The acceptance of any rent by Landlord following a breach of this lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

      29.16 Tenant shall deliver and surrender to Landlord possession of the Demised Premises (including all of Tenant's permanent work upon and to the Demised Premises, all replacements and all fixtures permanently attached to the Demised Premises) immediately on the Expiration Date or the earlier

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

termination of this lease in as good condition and repair as the same were on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted) and deliver the keys at the office of Landlord or Landlord's agent; provided, however, that upon Landlord's request made at least thirty (30) days prior to the end of the term, or the date Tenant is otherwise required to vacate the Demised Premises, Tenant shall remove all fixtures and equipment affixed to the Demised Premises by Tenant, and repair and restore the Demised Premises to their condition on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted}, at Tenant's sole expense. The removal shall be performed prior to the earlier of the end of the term or the date Tenant is required to vacate the Demised Premises.

      29.17 Tenant shall not record this lease. Without the prior written consent of Landlord, Tenant shall not record any memorandum of this lease, short form or other reference to this lease.

      29.18 The submission of this lease for examination does not constitute a reservation of or option for the Demised Premises or any other space in the Industrial Complex, and shall not vest any right in Tenant. This lease shall become effective as a lease only upon its execution and delivery by the parties.

      29.19 LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE DEMISED PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.

      29.20 If Tenant is a corporation (including any form of professional association), then each individual executing or attesting this lease on behalf of such corporation covenants, warrants and represents that he or she is duly authorized to execute or attest and deliver this lease on behalf of such corporation. If Tenant is a partnership (general or limited) or limited liability company, then each individual executing this lease on behalf of the partnership or company hereby covenants, warrants and represents that he or she is duly authorized to execute and deliver this lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

      29.21 If at any time during the terms of this lease, the WALL STREET JOURNAL shall stop publishing the prime rate or shall cease publication entirely, the parties shall thereafter accept and use the prime rate published on a daily basis (excepting weekends) by a responsible financial newspaper or periodical of recognized authority then to be selected by Landlord (but subject to reasonable approval by Tenant).

      29.22

            (a) Tenant acknowledges that it has been advised that an affiliate of Landlord is a trust fund (the "Fund") which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan") and with respect to which Morgan Guaranty Trust Company of New York ("MGT") is the investment manager and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

            (b) Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this lease, one of the following statements is, and, subject to subsection (c), will continue to be, true:
      (1) Tenant is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975 of the Code) (each a "Party in

      Interest") with respect to the Plans invested in the AT&T Master Pension Trust II ("LTIT Plan") or, (2) if Tenant is a Party in Interest, that:

                  (A) neither Tenant nor its "affiliate" (as defined in Section
            V(c) of PTCE 84-14, "ERISA Affiliate") has, or during the immediately preceding one (1) year has, had an officer or director serve as a member of the Board of Directors of AT&T Corp. ("Board Member") and

                  (B) neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, "5% Interest") in J.P. Morgan Chase & Co.

            (c) In the event that Tenant becomes aware that any statement in subparagraph (b) is no longer true with respect to an LTIT Plan, it will not be deemed a default hereunder provided Tenant notifies Landlord thereof with reasonable promptness and cooperates with Landlord and/or the Fund in its efforts to take whatever action is necessary under ERISA to rectify the situation. Such action may include the Board Member agreeing in writing to abstain from voting on any matter which would be deemed to be exercising the authority to either: (i) appoint or terminate JPMorgan Chase Bank as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, "QPAM") of any of the assets of the LTIT Plan with respect to which Tenant or its ERISA Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with JPMorgan Chase Bank, including renewals or modifications thereof, on behalf of an LTIT Plan.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      29.23 This lease consists of twenty-nine Articles and Exhibits A through
I. With the exception of Article 7, in the event any provision of an exhibit shall be inconsistent with a provision in the body of the lease, the provision as set forth in the exhibit shall be deemed to control.

      EXECUTED as of the latest date accompanying a signature by Landlord or Tenant below.

LANDLORD:                            PORT LA DISTRIBUTION CENTER II, L.P.,
                                     a California limited partnership

                                     By: PORT LA LLC, a Delaware limited
                                         liability company, its general partner

                                         By: SSR REALTY ADVISORS, INC.,
                                             a Delaware corporation, its manager

                                             By: /s/ Robert H. Lewis
                                                 -------------------------------
                                             Name: ROBERT H. LEWIS
                                             Title: SENIOR ASSET MANAGER

                                     Date of Signature: AUGUST 5, 2003

                                     Taxpayer Identification No.: 91-2165011

TENANT:                              FMI INTERNATIONAL LLC,
                                     a Delaware limited liability company

                                     By: /s/ Joseph Desaye
                                         ---------------------------------------
                                     Name: JOSEPH DESAYE
                                     Title: CFO

                                     By: /s/ Michael Desaye
                                         ---------------------------------------
                                     Name: MICHAEL DESAYE
                                     Title: COO

                                     Date of Signature: AUGUST 1ST, 2003

                                     Taxpayer Identification No.: 13-4246577